Exhibit 99.2

IN THE United States District Court

FOR THE DISTRICT OF DELAWARE

IN RE LANNETT COMPANY, INC. DERIVATIVE LITIGATION	Lead Case No.: 1:19-cv-00888-MN-JLH

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement dated May 22, 2020 (the “Stipulation”), is made and entered into by and among the following Parties (as defined below), each by and through their respective counsel: (i) plaintiffs to the above-captioned consolidated stockholder derivative action (the “Derivative Action”), Drew Dozier and John J. Conrad (“Plaintiffs”), derivatively on behalf of Lannett Company, Inc. (“Lannett” or the “Company”); (ii) nominal defendant Lannett; and (iii) current and former officers and/or members of Lannett’s Board of Directors, defendants Arthur P. Bedrosian (“Bedrosian”), Timothy C. Crew (“Crew”), Martin P. Galvan (“Galvan”), John Kozlowski (“Kozlowski”), David Drabik (“Drabik”), Jeffrey Farber (“Farber”), Patrick Lepore (“Lepore”), James M. Maher (“Maher”), Albert Paonessa, III (“Paonessa”), and Paul Taveira (“Taveira”) (collectively, the “Individual Defendants”). This Stipulation, subject to the approval of the United States District Court for the District of Delaware (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.

I.	INTRODUCTION

A.	Factual Background

WHEREAS, Lannett is a Delaware corporation with principal executive offices located in Philadelphia, Pennsylvania. Plaintiffs allege in the Derivative Action that the Individual Defendants breached their fiduciary duties and violated the Securities Exchange Act of 1934 by knowingly or recklessly causing the Company to participate in anti-competitive misconduct, by personally making and/or causing the Company to make to the investing public a series of materially false and misleading statements regarding the Company’s business, operations, and compliance, and by causing the Company to fail to maintain internal controls.

B.	Procedural Background

WHEREAS, on May 13, 2019, Plaintiff Dozier filed a verified stockholder action derivatively on behalf of Lannett, captioned Dozier v. Bedrosian, et al., Case No. 19-cv-00888-MN-JLH (the “Dozier Action” or “Dozier Complaint”), against the Individual Defendants alleging violation of Section 14(a) of the Securities Exchange Act of 1934, breach of fiduciary duties, unjust enrichment, and waste of corporate assets. (D.I. 1 of Dozier Action.) Thereafter, between August 21, 2019 and September 26, 2019, the parties to the Dozier Action stipulated to revise and extend the briefing schedule to answer the complaint and/or submit potential motions to dismiss, which the Court so ordered. (D.I. 14, 16-17 of Dozier Action.)

WHEREAS, on June 18, 2019, Plaintiff Conrad sent a demand to inspect certain books and records of the Company pursuant to 8 Del. C. § 220 to investigate potential wrongdoing, mismanagement, and breaches of fiduciary duty by the members of the Company’s management and the Board (the “Conrad Demand”). On July 1, 2019, Plaintiff Conrad and Lannett entered into a Confidentiality and Non-Disclosure Agreement (the “Conrad NDA”) to allow for the inspection of certain confidential inspection material that was thereby provided to Plaintiff Conrad. On July 22, 2019, consistent with the Conrad NDA, Plaintiff Conrad filed a motion to seal a stockholder derivative complaint (the “Conrad Complaint”) incorporating the materials Plaintiff Conrad obtained through the Conrad Demand in a case captioned Conrad v. Bedrosian, et al., 2:19-cv-03197, in the Eastern District of Pennsylvania (the “Conrad Action”). Plaintiff Conrad filed a sealed copy of the Conrad Complaint on August 1, 2019. On August 20, 2019, the Court granted Plaintiff Conrad’s motion to seal, and on August 21, 2019, Plaintiff Conrad filed a public redacted version of the Conrad Complaint. (D.I. 10 in Conrad Action.)

WHEREAS, on October 8, 2019, Plaintiff Conrad and Lannett submitted a joint stipulation and proposed order to transfer the Conrad Action to the District of Delaware to coordinate further proceedings with the Dozier Action. (D.I. 17 in Conrad Action.) On October 9, 2019, Judge Wendy Beetlestone of the United States District Court for the Eastern District of Pennsylvania so-ordered the stipulation to transfer. The Conrad Action was subsequently transferred to this Court and captioned Conrad v. Bedrosian, 1:19-cv-01928. Pursuant to the stipulation to transfer, Plaintiff Conrad agreed to adhere to the same briefing schedule set by this Court on September 26, 2019 in the Dozier Action for purposes of Defendants’ motion to dismiss.

WHEREAS, on November 13, 2019 and November 15, 2019, respectively, Dozier and Conrad filed identical stipulations (mutatis mutandis) extending the time for Defendants to answer or otherwise respond to Plaintiffs’ complaints to November 22, 2019 and setting identical briefing schedules for any motions to dismiss the Dozier and Conrad Complaints. (D.I. 18 in Dozier Action and D.I. 26 in Conrad Action.) Both stipulations were so-ordered by the Court.

WHEREAS, on November 22, 2019, the defendants in the Conrad and Dozier Actions filed a joint stipulation and proposed order consolidating the Conrad and Dozier Actions, appointing lead plaintiff and lead counsel, and revising the briefing schedule for a potential motion to dismiss. (D.I. 19 in Dozier Action and D.I. 29 in Conrad Action.) On December 4, 2019, Judge Jennifer L. Hall so-ordered the joint stipulation.

WHEREAS, on December 6, 2019, in compliance with the order consolidating the actions and appointing lead plaintiffs and lead counsel, defendants Bedrosian, Crew, Farber, Galvan, Kozlowski, Lepore, Maher, Paonessa, and Lannett filed a motion to dismiss, or, in the alternative, to stay the action. (D.I. 20 in Dozier Action.) That same day, and also in compliance with the Court’s schedule, defendants Drabik and Taveira filed a motion to dismiss, and in the alternative to stay the action. (D.I. 24 in Dozier Action.) Defendants Drabik and Taveira also joined the other defendants’ motion to dismiss in part. (D.I. 25 in Dozier Action.)

C.	Settlement Negotiations

WHEREAS, the parties in the above-captioned action agreed to participate in a private mediation session before mediator Gregory P. Lindstrom of Phillips ADR (the “Mediator”). In anticipation of the mediation, Plaintiffs’ Counsel (as defined below) sent a settlement demand that included an extensive corporate governance reforms proposal to Defendants’ Counsel (as defined below) on October 18, 2019.

WHEREAS, also on October 18, 2019, Plaintiffs’ Counsel and Defendants’ Counsel exchanged mediation statements, and sent copies of those mediation statements to the Mediator. On October 25, 2019, Plaintiffs’ Counsel and Defendants’ Counsel exchanged replies to the mediation statements, and provided copies of those replies to the Mediator.

WHEREAS, on November 4, 2019, the parties in the above-captioned action participated in an in-person, full-day mediation before the Mediator to discuss a possible resolution of the Derivative Action. At the Mediation, the parties agreed in principle to the material terms of the Corporate Governance Reforms (as defined below) that comprise the consideration for the Settlement (as defined below).

WHEREAS, as consideration for the Settlement, Lannett shall institute (or has already instituted) certain corporate governance reforms, the terms of which are fully set forth in Exhibit A attached hereto (the “Corporate Governance Reforms” or “Reforms”). Exhibit A specifies a subset of the Reforms that Lannett instituted after the Dozier Action was filed. As a condition of the Settlement, Lannett shall maintain the Corporate Governance Reforms for at least three years from the date the Court enters the Judgment (defined below).

WHEREAS, with substantial assistance from the Mediator, and only after agreeing in principle to the Corporate Governance Reforms, the parties in the above-captioned action negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. On January 14, 2020, the parties in the above-captioned action agreed to the Mediator’s double-blind proposal on the amount of attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. Defendants agreed to pay, or to cause their insurer to pay, six-hundred thousand dollars ($600,000) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Award”) in light of the substantial benefit that will be conferred upon the Company and its stockholders by the Corporate Governance Reforms as a result of the Settlement.

The independent directors of the Board (as defined by the rules of the NYSE), in exercising their business judgment, approved the Settlement and each of its terms, as set forth in this Stipulation, as in the best interest of Lannett.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT

WHEREAS, Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in the cases captioned Strougo v. Lannett Company, Inc., Case No. 2:18-cv-3635 (E.D. Pa.), Utesch v. Lannett Company, Inc. et al., Case No. 2:16-cv-05932 (E.D. Pa.), Connecticut v. Aurobindo Pharma USA, Inc. et al., No. 3:16-cv-2046 (D. Conn.), State of Connecticut et al v. Aurobindo Pharma USA, Inc. et al., No. 2:17-cv-03768 (E.D. Pa.), the multidistrict litigation sub nom. In re Generic Pharmaceuticals Pricing Antitrust Litigation, No. 16-md-2724 (E.D. Pa.); (3) researching and drafting the Dozier and Conrad Complaints; (4) reviewing documents provided to Plaintiff Conrad in response to the Conrad Demand; (5) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (6) researching corporate governance issues; (7) preparing an extensive settlement demand that included a corporate governance reforms proposal; (8) attending the in-person mediation; and (9) engaging in extensive settlement discussions with Defendants’ Counsel.

WHEREAS, Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the substantial benefit of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trials and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Lannett, and Lannett stockholders, and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

WHEREAS, Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Action and affirm that they have acted properly, lawfully, and in full accord with their fiduciary duties, at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action, deny that they have ever committed or attempted to commit any violations of law or any breach of fiduciary duty owed to Lannett or its stockholders, and deny that they have ever committed or attempted to commit any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, Defendants would have continued to contest the allegations in the Derivative Action vigorously, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. Yet Defendants acknowledge and agree that the Corporate Governance Reforms confer a substantial benefit to Lannett and its stockholders. Without admitting the validity of any of the claims asserted in the Derivative Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs, individually and derivatively on behalf of Lannett, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court pursuant to Federal Rule of Civil Procedure 23.1, in consideration of the substantial benefit flowing to the Parties, the Derivative Action and all of the Released Claims (as defined below) shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.

1.1	“Board” means Lannett’s Board of Directors, including any committee thereof or special committee thereof and their members.

1.2	“Claims” means, collectively, any and all claims, rights, demands, causes of action, and/or liabilities of any kind, nature, or character, including Unknown Claims, whether arising at law or in equity, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, matured or unmatured, and whether based on foreign or domestic law (including federal, state, local, statutory, or common law), or any other foreign or domestic rule or regulation, including but not limited to claims of fraud, including fraud in the inducement of this Stipulation, and claims for damages, injunctive relief, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any and all other fees, costs, expenses or liabilities whatsoever.

1.3	“Lannett” or the “Company” means nominal defendant Lannett Company, Inc., and includes all of its parents, subsidiaries, predecessors, successors, affiliates, officers, directors, employees, attorneys, and agents.

1.4	“Court” means the United States District Court for the District of Delaware.

1.5	“Defendants” means, collectively, the Individual Defendants and Lannett.

1.6	“Defendants’ Counsel” means Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022; Fox Rothschild LLP, Citizens Bank Center, 919 North Market Street, Suite 300, Wilmington, DE 19801; Jenner & Block LLP, 353 N. Clark Street, Chicago, IL 60654; Ross Aronstam & Moritz LLP, 100 S. West Street, Suite 400 Wilmington, Delaware 19801; and Morris Nichols Arsht & Tunnell, 1201 N. Market St. #1600, Wilmington DE 19801.

1.7	“Defendants’ Released Claims” means all Claims (including known and Unknown Claims), including but not limited to, any claims for damages, injunctive relief, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, fees, expenses, or liabilities whatsoever, that could be asserted in any forum by any of the Released Persons against Plaintiffs, their Related Persons, Plaintiffs’ Counsel, Lannett, and any other Lannett stockholders (solely in their capacity as Lannett stockholders), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Settlement.

1.8	“Derivative Action” means the consolidated stockholder derivative action pending in the Court, captioned, In Re Lannett Company, Inc. Derivative Litigation, Case No. 1:19-cv-00888-MN-JLH.

1.9	“Effective Date” means the first date by which all of the events and conditions specified in Section IV, ¶ 6.1 herein have been met and have occurred.

1.10	“Fee and Expense Award” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section IV, ¶¶ 5.1-5.2 herein, subject to approval by the Court.

1.11	“Final” means, with respect to an order or judgment, an order or judgment that has not been reversed, vacated, or modified in any way, and which is no longer subject to appellate review, either because of disposition on appeal and the conclusion of the appellate process (including any potential writ proceedings) or because of passage of time for seeking appellate or writ review. More specifically, it is that situation when either: (1) no appeal or petition for review by writ has been filed, and the time has passed for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal or petition for review by writ has been filed and the higher court has affirmed the lower court’s order or judgment or otherwise dismissed the appeal or writ, and the time for any reconsideration or further appellate or writ review has passed.

1.12	“Individual Defendants” means, collectively, Arthur P. Bedrosian, Timothy C. Crew, Martin P. Galvan, John Kozlowski, David Drabik, Jeffrey Farber, Patrick Lepore, James M. Maher, Albert Paonessa, III, and Paul Taveira.

1.13	“Judgment” means the order and judgment finally approving the Settlement to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.14	“Notice to Lannett Stockholders” or “Notice” means the Notice of Proposed Settlement and Dismissal with Prejudice of Derivative Action to Lannett stockholders, substantially in the form of Exhibit B attached hereto.

1.15	“Parties” means, collectively, Plaintiffs (whether individually or derivatively on behalf of Lannett) and each of the Defendants.

1.16	“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.

1.17	“Plaintiffs” means Drew Dozier and John J. Conrad.

1.18	“Plaintiffs’ Counsel” means Farnan LLP, 919 N. Market Street, Wilmington, Delaware 19801; Scott+Scott Attorneys at Law LLP, 12434 Cedar Road, Suite 12, Cleveland Heights, OH 44106; The Brown Law Firm, P.C., 240 Townsend Square, Oyster Bay, New York 11771; and The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, New York 10016.

1.19	“Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by the Court, substantially in the form of Exhibit C attached hereto, that, inter alia, preliminarily approves the terms and conditions of the Settlement as set forth in this Stipulation, directs that the Notice be provided to Lannett stockholders, and schedules the Settlement Hearing in order to consider whether the dismissal of the Derivative Action, Settlement, Fee and Expense Award, and Service Award should be finally approved.

1.20	“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, officers, directors, stockholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.

1.21	“Released Claims” means all Claims (including known and Unknown Claims), including but not limited to, any claims for damages, injunctive relief, equitable relief, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, fees, expenses, or liabilities whatsoever, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Derivative Action; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; (iii) have been, could have been, or could in the future be asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, are based upon, involve, or arise out of, or relate to any of the subject matters, allegations, transactions, facts, events, occurrences, disclosures, representations, statements, acts, failures to act, alleged mismanagement, misconduct, concealment, omissions, alleged misrepresentations, alleged violations of foreign or domestic law (including all local, state, and/or federal laws), sale(s) of stock, or other matters involved, set forth, or referred to, or that could have been alleged in or encompassed by, the complaints in the Derivative Action; or (iv) arise out of, relate to, or concern the defense, settlement, or resolution of the Derivative Action or the Released Claims. For clarity, Released Claims shall not include (i) claims to enforce the terms of the Stipulation and/or the judgment entered pursuant thereto, or (ii) exclusively direct claims (i.e., as opposed to derivative claims) Lannett shareholders may have in an individual capacity against Defendants.

1.22	“Released Person(s)” means, collectively, each and all of the Defendants and their Related Persons, and Defendants’ Counsel.

1.23	“Settlement” means the settlement of the Derivative Action as documented in this Stipulation.

1.24	“Settlement Hearing” means the hearing by the Court to determine: (i) whether the settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) whether to enter the Judgment; and (iii) all other matters properly before the Court.

1.25	“Stipulation” means this Stipulation and Agreement of Settlement, dated May 22, 2020.

1.26

“Unknown Claims” means any Claims that any Party or any Lannett stockholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist at the time of the release of the Released Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Lannett stockholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties shall expressly waive, and every Lannett stockholder who is not a Plaintiff shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Parties and Lannett stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’ Released Claims, but the Parties shall expressly have, and every Lannett stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Lannett stockholder who is not a Plaintiff shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.

2.	Terms of the Settlement

2.1              The benefit of the Settlement consists of the Corporate Governance Reforms, the terms of which are fully set forth in Exhibit A attached hereto. Lannett acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action were precipitating and material factors in Lannett’s decision to adopt and implement the Corporate Governance Reforms. Lannett further acknowledges and agrees that the Corporate Governance Reforms confer a substantial benefit upon Lannett and its stockholders.

2.2              Lannett shall promptly adopt the Corporate Governance Reforms after the Court enters the Judgment.

2.3              Subject to changes in applicable laws or regulations, the Corporate Governance Reforms shall remain in effect for a period of three (3) years from the date the Court enters the Judgment.

3.	Procedure for Implementing the Settlement

3.1              Promptly after execution of this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order in the Court, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Lannett stockholders; (iii) approval of the form of notice of the Settlement substantially in the form of Exhibit B attached hereto; and (iv) a date for the Settlement Hearing.

3.2              Lannett shall undertake the administrative responsibility for, and shall be solely responsible for paying the costs and expenses related to, giving notice of the Settlement to Lannett stockholders in the manner set forth in this paragraph. Within ten (10) calendar days after the Court’s entry of the Preliminary Approval Order, Lannett shall issue the notice of the Settlement substantially in the form of Exhibit B attached hereto (“Notice”) via a press release on PRNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investor Relations page of Lannett’s corporate website. The Notice will contain a link to the page on the investor relations portion of Lannett’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing. The Parties believe the content of the Notice and the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Lannett stockholders pursuant to applicable law and due process.

3.3              Plaintiffs shall request that the Court hold the Settlement Hearing to approve the Settlement, dismissal of the Derivative Action with prejudice, and the Fee and Expense Award at least fifty-five (55) calendar days after the Court’s entry of the Preliminary Approval Order.

3.4              Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Lannett stockholders, derivatively on behalf of Lannett, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal.

4.	Releases

4.1              Upon the Effective Date, Lannett, Plaintiffs, and each of the Lannett stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons. Lannett, Plaintiffs, and each of Lannett stockholders shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.2              Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Lannett, and all Lannett stockholders (solely in their capacity as Lannett stockholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Lannett, or any Lannett stockholders (solely in their capacity as Lannett stockholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Lannett, and all Lannett stockholders (solely in their capacity as Lannett stockholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.

4.3              Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

5.1              After negotiating the material terms of the Settlement, Plaintiffs’ Counsel and Defendants’ Counsel, with the assistance of the Mediator, separately negotiated the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. The Parties agreed to the double-blind Mediator’s proposal. In recognition of the substantial benefit provided to Lannett and Lannett stockholders due to the Corporate Governance Reforms as a result of the Settlement, Defendants agreed to pay, or to cause their insurer to pay, to Plaintiffs’ Counsel the Fee and Expense Award in the amount of six-hundred thousand dollars ($600,000), subject to the Court’s approval. Such Fee and Expense Award shall cover all fees and expenses for all of Plaintiffs’ Counsel in the Derivative Action. The Parties agree that the Fee and Expense Award is fair and reasonable in light of the substantial benefit conferred upon Lannett and Lannett stockholders by the Corporate Governance Reforms.

5.2              Defendants shall pay, or cause their insurer to pay, the Fee and Expense Award to Plaintiffs’ Counsel’s escrow account (the “Escrow Account”) within twenty (20) calendar days of the date that the Court enters the Preliminary Approval Order via wire transfer or check. Plaintiffs’ Counsel shall provide Defendants’ Counsel, within five (5) calendar days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Award to the Escrow Account, including an executed Form W-9. Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

5.3              The Fee and Expense Award shall remain in the Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award shall be immediately releasable to Plaintiffs’ Counsel, subject to Defendants’ (or Defendants’ insurers’ right) to obtain a refund of the Fee and Expense Award pursuant to Section IV, ¶¶ 5.5-5.6 if any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur or the Judgment and/or Settlement is reversed or modified on appeal or by collateral attack as described below in Section IV, ¶¶ 5.5-5.6. Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account shall be returned to Defendants (or Defendants’ insurer) within twenty (20) calendar days of entry of the Judgment.

5.4              Payment of the Fee and Expense Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Award amongst Plaintiffs’ Counsel. Defendants, including Lannett, shall have no obligation to make any payment to any Plaintiffs’ Counsel other than the payment to the Escrow Account provided in Section IV, ¶¶ 5.1-5.2 herein.

5.5              If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed or modified on appeal or by collateral attack, then each of Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days of such an event, the amount of the Fee and Expense Award paid by Defendants’ (or Defendants’ insurer) that they received (subject to ¶ 5.6, which covers any reversal or modification of the Judgement in a manner that exclusively concerns the Fee and Expense Award and reduces, but does not eliminate, such award), and any amounts remaining in the Escrow Account shall be returned to Defendants or Defendants’ insurer.

5.6              In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment being overturned or modified in a manner that (i) exclusively concerns the Fee and Expense Award and (ii) reduces, but does not eliminate, the Fee and Expense Award, each of Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days, only the portion of the Fee and Expense Award paid by Defendants’ (or Defendants’ insurer) that they received and that was ultimately not awarded to Plaintiffs’ Counsel.

5.7              Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.

5.8              In light of the substantial benefit that Plaintiffs have helped to create for all Lannett stockholders, Plaintiffs shall apply for a Court-approved service award in the amount of one thousand five hundred dollars ($1,500.00) (the “Service Award”) each, to which Defendants shall not object. The Service Award to Plaintiffs, to the extent that it is approved, shall be funded from the Fee and Expense Award.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1              The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

(i)	the dismissal of the Derivative Action with prejudice;

(ii)	the entry of the Preliminary Approval Order;

(iii)	the Court’s entry of the Judgment;

(iv)	the payment of the Fee and Expense Award in accordance with Section IV, ¶¶ 5.1-5.2 herein; and

(v)	the Judgment is Final.

6.2              If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and Plaintiffs and Defendants shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation unless the Parties mutually agree in writing to proceed with the Stipulation.

6.3              Plaintiffs and Defendants shall each have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed, vacated, or substantially modified on appeal, reconsideration or by collateral attack, or otherwise does not become Final; (v) the payment of the Fee and Expense Award in accordance with Section IV, ¶¶ 5.1-5.2 herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date on which notice of the termination event has been provided to all other Parties, attempted in good faith to confer with the other Parties and/or to participate in a mediation session with the Mediator and the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

6.4              In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, the Plaintiffs and the Defendants shall be restored to their respective positions as of the date immediately preceding the date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1.1-1.26, 5.5-5.6, 6.4, 8.5-8.20 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1              In the event any proceedings by or on behalf of Lannett, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2              In the event of any Bankruptcy Proceedings by or on behalf of Lannett, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions

8.1              The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation expeditiously. To the extent the Parties are unable to reach agreement concerning such best efforts, they shall attempt to resolve the dispute in good faith, and if, after consulting in good faith for a reasonable time, the Parties are unable to reach agreement concerning the dispute, any Party may refer the matter to the Mediator for mediated resolution, with the fees and expenses of the Mediator to be divided equally between the Parties.

8.2              Any planned, proposed or actual sale, merger or change-in-control of Lannett shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in-interest. In the event of a planned, proposed or actual sale, merger or change-in-control of Lannett, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

8.3              The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith. The Parties and their respective counsel agree that, throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Action.

8.4              Pending the Effective Date, the Parties agree not to initiate any proceedings concerning the Released Claims other than those incident to the Settlement itself; provided, however, that Lannett and the Individual Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

8.5              While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Action. Notwithstanding the foregoing, each of the Parties reserves its right to rebut, in a manner that such Party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.

8.6              Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:

(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of (i) a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof; (ii) any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation; or (iii) any fault, wrongdoing, negligence, or liability of any of the Released Persons;

(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal;

(d) shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial; and

(e) shall not release any Party from honoring its existing obligations to indemnify, or advance expenses to, any Person who is or was a director, officer, or employee of the Company prior to the Effective Date to the extent that such Person was entitled to such indemnification or advancement of expenses pursuant to then-existing indemnification or advancement obligations.

8.7              Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that has been or may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.

8.8              The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.9              The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.

8.10          This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among Plaintiffs and Defendants with respect to the Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.11          The waiver by one Party of any breach of the Settlement by any other Party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected Party, or counsel for that Party.

8.12          The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

8.13          The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

8.14          Plaintiffs represent and warrant that Plaintiffs are stockholders of Lannett, and were stockholders of Lannett at all relevant times for the purposes of maintaining standing in the Derivative Action. Plaintiffs further represent and warrant that no person, entity, firm, corporation, or insurance company has received any rights of subrogation, or substitution to the claims made, or which could have been asserted by Plaintiffs in the Derivative Action, and that there are no liens, voluntary, involuntary, statutory, or otherwise, relating to Plaintiffs’ claims in the Derivative Action, or this Stipulation. Plaintiffs further represent and warrant that they have not assigned, transferred, or conveyed, nor purported to assign, transfer, or convey, to any person, entity, firm, corporation, or insurance company, any rights, claims, or causes of action (or any portion thereof) they may have, or have had, against any or all of the Defendants, with respect to claims in the Derivative Action or any matters described in the Derivative Action.

8.15          The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any Party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.16          This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

8.17          All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.

8.18          Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

8.19          The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.

8.20          The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their Related Persons.

8.21          Any notice required by this Stipulation shall be submitted by overnight mail and e-mail to each of the signatories below.

8.22          The individuals executing this Stipulation on behalf of the Parties represent and warrant that they have the authority to act on behalf of their principal and execute this document on their principal’s behalf. The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of May 22, 2020.

FARNAN LLP

/s/ Brian E. Farnan
Brian E. Farnan (Bar No. 4089)
Michael J. Farnan (Bar No. 5165)
919 N. Market St., 12th Floor
Wilmington, DE 19801
Tel: (302) 777-0300
Fax: (302) 777-0301

Liaison Counsel for Plaintiffs

-and-

SCOTT+SCOTT ATTORNEYS AT LAW LLP
Geoffrey M. Johnson
12434 Cedar Road, Suite 12
Cleveland Heights, OH 44106
Tel: (216) 229-6088
Fax: (860) 537-4432

-and-

Scott R. Jacobsen
Jonathan M. Zimmerman
The Helmsley Building
230 Park Avenue, 17th Floor
New York, NY 10169
Tel: (212) 223-6444
Fax: (212) 223-6334

THE BROWN LAW FIRM, P.C.
Timothy Brown
240 Townsend Square
Oyster Bay, NY 11771
Tel: (516) 922-5427
Fax: (516) 344-6204

-and-

THE ROSEN LAW FIRM, P.A.
Phillip Kim
275 Madison Avenue, 40th Floor
New York, NY 10016
Tel: (212) 686-1060
Fax: (212) 202-3827

Co-Lead Counsel for Plaintiffs

/s/ Matthew Solum
KIRKLAND & ELLIS LLP
Jay P. Lefkowitz (admitted pro hac vice)
Matthew Solum (admitted pro hac vice)
Terence Y. Leong (admitted pro hac vice)
Daniel R. Cellucci (admitted pro hac vice)
601 Lexington Avenue
New York, NY 10022-4643
lefkowitz@kirkland.com
msolum@kirkland.com
terence.leong@kirkland.com
dan.cellucci@kirkland.com

- and -

FOX ROTHSCHILD LLP
Carl D. Neff (Bar No. 4895)
Kasey H. DeSantis (Bar No. 5882)
919 N. Market St., Suite 300
Wilmington, DE 19899-2323
Tel: (302) 622-4272
Fax: (302) 656-8920

Attorneys for Defendants Arthur P. Bedrosian,
Timothy C. Crew, Martin P. Galvan, John
Kozlowski, Jeffrey Farber, Patrick LePore, David
Drabik, Paul Taveira, James M. Maher, Albert
Paonessa, III, John C. Chapman and Nominal Defendant Lannett Company, Inc.

/s/ Howard S. Suskin

JENNER AND BLOCK LLP
Howard S. Suskin
353 N. Clark Street
Chicago, IL 60654
Tel: (312) 222-9350

-and-

Anthony S. Barkow
Olivia G. Hoffman
919 Third Avenue
New York, NY 10022
Tel: (212) 891-1600

-and-

ROSS ARONSTAM & MORITZ LLP
David E. Ross (#5228)
Anne M. Steadman (#6221)
100 S. West Street, Suite 400
Wilmington, Delaware 19801
(302) 576-1600
dross@ramllp.com
asteadman@ramllp.com

Attorneys for David Drabik and Paul Taveira